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                                  Exhibit 99.1

   Cautionary Statements for the Purposes of the "Safe Harbor" Provisions of
              the Private Securities Litigation Reform Act of 1995

         Molten Metal Technology, Inc. (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995 and is filing this Form 8-K in order to do so. From time to time the Company issues statements in public filings or press releases, or makes oral statements, through an authorized officer of the Company, that may be considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, among other items, (i) the Company's growth strategies; (ii) anticipated trends in the Company's business;
(iii) the Company's plans to construct CEP plants; and (iv) the Company's ability to enter into contracts with potential customers and joint venture partners. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described below and, as a result, there can be no assurance that the events described in any such forward-looking statements will in fact transpire.

o The Company's Catalytic Extraction Processing ("CEP") technology is a new technology for which there is no established market. Feedstock generators may not view the Company's CEP technology as an economically and environmentally acceptable means of disposing of their hazardous and non-hazardous wastes and industrial by-products, which could result in the Company experiencing difficulty in selling its CEP systems. Moreover, the economic terms under which generators may be willing to use the Company's CEP technology may not be profitable to the Company.

o To date, the testing of CEP largely has been limited to trials conducted under controlled testing conditions. No demonstration has yet been made that a commercial CEP system, once installed and operated at a customer's location, will process such customer's feedstock and recover commodity and specialty products of commercial quality and in significant quantities. There can be no assurance that the Company will be able to operate CEP systems on a sustained basis in commercial-scale use or that such systems can be operated profitably. In addition, the Company may experience problems associated with the engineering, construction and scale-up of its CEP systems, including cost overruns and start-up delays resulting from technical or mechanical problems or unfavorable conditions in the equipment or labor market.

o Federal, state and local environmental legislation and regulations require substantial expenditures and impose liabilities for noncompliance. Environmental laws and regulations are, and will continue to be, a principal factor affecting demand for the systems and services being developed or offered by the Company. The level of enforcement activities by federal, state and local environmental protection agencies and changes in regulations will also affect demand. Any changes in these regulations which increase compliance standards may require the Company to change or improve the CEP technology to meet more stringent regulatory
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         requirements.  To the extent that the burdens of complying with such laws and regulations may be eased, the demand for the Company's services could be materially adversely affected. In addition, international environmental regulations and enforcement of such regulations vary by country and are subject to changes which may affect the Company's operations.

o The Company's CEP technology may not be successful in recovering materials in a form that is commercially usable or saleable. The Company also could be materially adversely affected by a decrease in the demand for the recovered materials.

o The Company's business exposes it to the risk that harmful substances will escape into the environment and cause substantial damages or injuries. The Company could be materially adversely affected by a claim that is not covered or only partially covered by insurance.

o Denial, revocation or modification of required federal, state or local government permits could affect the Company's ability to conduct business in certain areas or to process certain types of wastes. In addition, failure to obtain or comply with the conditions of permits or approvals may adversely affect the introduction or operation of the Company's CEP systems and may subject the Company to penalties. The Company's ability to satisfy permitting requirements for a particular CEP system does not assure that permitting requirements for other CEP systems will be more easily satisfied, if at all. In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, the Company or its customers may be required to obtain additional operating permits or approvals.

o The Company will require substantial funds to construct the initial commercial CEP systems that it anticipates it will own and operate, to continue its development activities and to fund further operations at its research, development, testing and demonstration facility in Fall River, Massachusetts. The Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control, including customers' decisions to finance, own and operate their CEP systems; the terms of any collaborative arrangements entered into by the Company; the progress of the Company's development of CEP; the nature and timing of permits required for CEP systems; and the availability and terms of alternative sources of financing.

o The Company has historically been dependent on two customers, M4 Environmental L.P. and the Department of Energy, for a substantial portion of its revenues and anticipates that a substantial portion of its revenues in 1996 will be from these two customers. Variations from this expectation could have a material effect on the Company's 1996 revenues.

o The Company believes that its future success will depend, in part, on its collaborative relationships. Although the Company has entered into collaborative relationships with a number of entities, the failure of one or more of these relationships could materially adversely affect the Company's ability to sell CEP systems or have a material adverse effect on the Company's projected growth.





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o        The Company anticipates that a significant portion of the market for
         CEP systems will be United States government agencies such as the Department of Energy and the Department of Defense. The Company's existing government contracts can generally be canceled, delayed or modified at the sole option of the government and are generally subject to annual funding limitations and public sector financing constraints. The Company believes that any future government contracts will be structured similarly. In addition, under the terms of future government contracts, if any, the Company may be required to grant the federal government greater rights with respect to the Company's intellectual property than the Company would grant private parties. As a result of engaging in the government contracting business, the Company has been and will in the future be subject to audits, and may be subject to investigation, by government agencies. The Company also faces the risks associated with such contracting, which could include substantial civil and criminal fines and penalties. In addition to potential damage to the Company's business reputation, the failure by the Company to comply with the terms of any of its government contracts could result in the Company's suspension or debarment from future government contracts for a significant period of time. The fines and penalties that could result from noncompliance with appropriate standards and regulations, or the Company's suspension or debarment, could have a material adverse effect on the Company's business, particularly in light of the increasing importance to the Company of work for various government agencies.

o There are a number of companies which are in competition with the Company for waste processing, and any of these companies may develop technologies superior to those of the Company. In addition, the Company and its customers will compete with other producers of raw materials and recycled products for the sale of products recovered from the CEP process. Many of the Company's competitors are large companies with substantially greater financial resources than the Company. To the extent these competitors offer comparable services or products at lower prices or of higher quality, or more cost-effective waste disposal alternatives, the Company's ability to compete effectively could be adversely affected.

o The Company's success depends, in part, on its ability to obtain additional patents, protect the patents which it owns, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. The Company's ability to obtain approval of pending patent applications, develop additional proprietary processes that are patentable, obtain or license patents that will provide the Company with competitive advantages will directly affect the ability of the Company to successfully conduct its business. To the extent that the Company's patents are challenged by third parties, or that third parties independently develop similar or superior technologies, duplicate any of the Company's processes or design around the patented processes developed by the Company, the Company's ability to successfully conduct its business may be materially adversely affected. In addition, it is possible the Company may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to the Company's technology. There can be no assurance that any license under such patents would be made available to the Company on acceptable terms, if at all, or that the Company would prevail in any such contest. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on its patents or in bringing suits against other parties. The costs of such licenses or patent litigation could materially adversely affect the Company's business.





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o        The Company is highly dependent upon the efforts of its senior management and scientific staff. The loss of the services of one or more of these individuals may have a material adverse effect upon the Company. The Company's future success will depend in large part upon its ability to attract and retain further highly skilled scientific, managerial, manufacturing and marketing personnel. The Company faces competition for hiring such personnel from other companies, research and academic institutions, government entities and other organizations. With the exception of William M. Haney, III, President and Chief Executive Officer, Eugene Berman, Vice President of Regulatory and Community Affairs, G. Earl McConchie, Vice President, Chemical Business Unit, and H.W. Arrowsmith, Vice President, Commercial Nuclear Business, the Company does not have any employment agreements with any of its employees for a specific time. There can be no assurance that the Company will continue to be successful in attracting and retaining such personnel.





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